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                                                               EXHIBIT 23(H)(IV)

                              SPDR(R) SERIES TRUST
                           SPDR(R) INDEX SHARES FUNDS

                          FORM OF PARTICIPANT AGREEMENT

     This Participant Agreement (the "Agreement") is entered into by and among State Street Global Markets, LLC (the "Distributor"), State Street Bank and Trust Company, as transfer agent (the "Transfer Agent") and ______________________ [Participant's Name and NSCC#] (the "Participant") and is subject to acceptance by SPDR Series Trust and SPDR Index Shares Funds (each, a "Trust" and collectively, the "Trusts"), severally and not jointly. The Trusts are open-end management investment companies organized as Massachusetts business trusts, each of which consists of separate investment portfolios (each, a "Fund" and collectively, the "Funds"). The Distributor has been retained as principal underwriter of the Trusts and provides certain services in connection with the sale and distribution of shares of beneficial interest of the Funds (the "Shares"). The Transfer Agent has been retained to provide certain transfer agency services with respect to the purchase and redemption of Shares.

     As specified in each Trust's prospectuses and statements of additional information, as may be amended or supplemented from time to time (together, the "Prospectus"), Shares may be purchased or redeemed from a Fund only in aggregations of a specified number of Shares as set forth in the Prospectus (each, a "Creation Unit" and collectively, the "Creation Units"). The Prospectus describes the primary form of consideration to be provided to the applicable Fund by the Participant for its own account or on behalf of any party for which it is acting (whether a customer or otherwise) ("Participant Client"), which generally includes a designated portfolio of securities (the "Deposit Securities") and/or cash. Creation Units shall generally be redeemed in exchange for Fund securities ("Fund Securities") and/or cash, as described in the Prospectus. The Participant also pays applicable transaction fees ("Transaction Fees") and Taxes (as defined below). All references to "cash" shall refer to US Dollars. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

     This Agreement is intended to set forth the terms and procedures pursuant to which the Participant may create and/or redeem Creation Units through the Continuous Net Settlement ("CNS") clearing processes of the National Securities Clearing Corporation ("NSCC") as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process", or (ii) outside the Clearing Process (i.e., through the facilities of The Depository Trust Company ("DTC")).

     The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.   STATUS AND ROLE OF PARTICIPANT.

     a. CLEARING STATUS. The Participant represents, covenants and warrants that with respect to orders for the purchase of Creation Units ("Creation Orders") or orders for the redemption of Creation Units ("Redemption Orders" and, together with "Creation Orders", "Orders") of any Fund (i) by means of the Clearing Process, it is a member in good standing of the NSCC and a participant in the CNS System of the NSCC and agrees that it will remain in good standing throughout the term of this Agreement (a "Participating Party"); (ii) outside the Clearing Process, it is a DTC Participant (a "DTC Participant"); and (iii) it has the ability to transact through the Federal Reserve System. The Participant may place Orders either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption of Creation Units set


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     forth in the Prospectus, this Agreement and all attachments hereto, as may be amended from time to time (the "Procedures"). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

     b. BROKER-DEALER STATUS. The Participant represents, covenants and warrants that it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) a member in good standing of the Financial Industry Regulatory Authority ("FINRA"). The Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA (including any NASD Rules that remain operative until such rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Rules), and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. Any change in the foregoing status of Participant shall result in the automatic termination of this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

     c. UNDERWRITER STATUS. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a "distribution", as such term is used in the Securities Act of 1933, as amended ("1933 Act"), may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters," but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

     d. AGENCY. The Participant shall have no authority in any transaction to act as agent of the Distributor, Transfer Agent, the Trusts or their agents. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trusts, the Transfer Agent or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

     e. RIGHTS AND OBLIGATIONS AS DTC PARTICIPANT. The Participant agrees that in connection with any transactions in which it acts for a Participant Client, including, without limitation, for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each, a "Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant, in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

     f. QUALIFIED INSTITUTIONAL BUYER STATUS. The Participant represents, covenants and warrants that it currently is, and will continue to be throughout the term of this Agreement, a "qualified institutional buyer" as such term is defined in Rule 144A of the 1933 Act. Any change in the


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     foregoing status of Participant shall terminate this Agreement and
     Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

     g. NO AFFILIATION. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except to the extent that the Participant may be deemed to be an affiliated person under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the "1940 Act"), due to ownership of Shares. The Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of any change to the foregoing status.

     h. AGENT FOR PROXY. The Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares. The Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of a Trust held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor intends to vote (or abstain from voting) such Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund ("Mirror Vote") on any matter submitted to the vote of shareholders of such Fund with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person. The Participant acknowledges that any Mirror Vote cast by the Distributor with respect to any shareholders' meeting will likely be an approximation of the true shareholder vote since the Distributor anticipates that it will be requested to vote such Shares in advance of any actual shareholders' meeting (e.g., 24 hours in advance).

     For purposes of this Section 1.h., beneficially owned Shares shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the attorney pursuant to this
     Section 1.h. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an attorney and proxy to vote, all such Shares as contemplated herein.

     The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e., Section 1.h.) after sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.


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2.   EXECUTION OF ORDERS (GENERAL TERMS).

     a. PURCHASE AND REDEMPTION OF CREATION UNITS. All Orders shall be handled by each party hereto in accordance with the terms of the Prospectus and this Agreement (which includes the Procedures). Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and the Procedures, the Prospectus shall control.

     b. NSCC. Solely with respect to orders for the purchase or redemption of Creation Units through the Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Participant. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee on behalf of the Trusts and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

     c. CONSENT TO RECORDING. It is contemplated that the phone lines used by the Distributor, the Transfer Agent and/or their affiliated persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties.

     d. IRREVOCABILITY. The Participant acknowledges and agrees on behalf of itself and any Participant Client that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Trusts each reserve the right to reject any Order for any reason.

     e. PROSPECTUS DELIVERY. The Participant understands a current Prospectus and all required reports for each applicable Fund are available at www.spdrs.com (or any successor website). The Distributor will provide to the Participant copies of the prospectus, and the Participant consents to the delivery of all prospectuses electronically by e-mail at ________________@______________.com [Participant's e-mail address]. The
     Participant agrees to maintain a valid e-mail address and further agrees to promptly notify the other parties if its e-mail address changes. The Participant can revoke this consent upon written notice to the other parties. Notwithstanding the foregoing, the Distributor agrees to provide to the Participant upon request a reasonable number of paper copies of either (i) a Fund's statutory prospectus or (ii) in the sole discretion of the Distributor, a Fund's summary prospectus in accordance with Rule 498 under the 1933 Act (or any successor rule). The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the purchase and redemption of Shares are incorporated herein by reference.

3.   EXECUTION OF ORDERS FOR CREATION UNITS.

     a. TITLE TO SECURITIES; RESTRICTED SHARES. The Participant represents on behalf of itself and any Participant Client that, upon delivery of a portfolio of Deposit Securities to the Trust's custodian ("Custodian") and/or relevant sub-custodian ("Sub-Custodian"), the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any Participant Client in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act and regulations thereunder (except that portfolio


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     securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction, and no such securities are "restricted securities," as such term is used in Rule 144(a)(3)(i) of the 1933 Act.

     b. CORPORATE ACTIONS. With respect to any Creation Order of a particular Fund, such Fund acknowledges and agrees to return to the Participant any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or Participant Client.

     c. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, Transfer Agent and the Trusts that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each Creation Order for each Fund. If more than one Beneficial Owner is combined in any Creation Order, this representation is made by taking into account all such Beneficial Owners' ownership of Shares as a group. The Participant understands and agrees that the order form relating to any Creation Order of any Fund shall state substantially the same foregoing representations and warranties.

     The Distributor, Transfer Agent or the Trusts may request information from the Participant regarding Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Fund Shares by a Beneficial Owner as a condition to the acceptance of Deposit Securities.

     d. SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that in the case of each Fund that invests in international or global equity securities, the applicable Trust has caused its Custodian to maintain with the applicable Sub-Custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant Client in connection with any Creation Order, with any appropriate adjustments as advised by such Sub-Custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

     e. DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS. The Participant understands that the amount of any cash and the identity and the required number of Deposit Securities, as applicable, to be included with respect to any Creation Order (based on information at the end of the previous Business Day) for each Fund will be made available on each Business Day, prior to the opening of business on the New York Stock Exchange ("NYSE") through the facilities of the NSCC. The Participant understands that a Creation Unit will not be issued until the requisite cash and/or Deposit Securities, as applicable, Transaction Fees and Taxes (as defined below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus and in accordance with any instructions provided by a Trust, the Custodian and/or Sub-Custodian with respect to cash payments, delivery and settlement.


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4.   EXECUTION OF REDEMPTION REQUESTS.

     a. ORDER PLACEMENT. The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order unless it first ascertains that (a) it or the Participant Client, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption, and (b) such Shares have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares in accordance with the Prospectus and on a "regular way" basis, or as otherwise required by the Trust. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares are held in the account of a single Participant. In the event that the Distributor, Transfer Agent and/or a Trust believes that a Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Distributor, Transfer Agent and/or Trust may reject without liability the Participant's Redemption Order.

     b. ADDITIONAL PAYMENT ON REDEMPTION. In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference.

     c. CORPORATE ACTIONS. The Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the applicable Fund any dividend, interest, distribution or other corporate action paid to it or to Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or Participant Client by an amount equal to any dividend, interest distribution or other corporate action paid to the Participant or to Participant Client in respect of any Fund Security that is transferred to the Participant or to Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund.

5.   PARTICIPANT RECORDS, POLICIES AND REPRESENTATIONS.

     a. MAINTENANCE OF RECORDS. The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon request.

     b. PRIVACY. The Participant represents that it has procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable U.S. Federal and state laws, rules and regulations and will continue to do so throughout the term of this Agreement.

     c. SHAREHOLDER INFORMATION. The Participant agrees: (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor and/or applicable Trust in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu


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     thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers that are shareholders of the Funds, the Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated or otherwise desire to deliver to their shareholders, after receipt from the Funds or the Distributor of sufficient, reasonable quantities of the same to allow mailing thereof to such customers.

     d. ANTI-MONEY LAUNDERING. The Participant represents, covenants and warrants that it has established an anti-money laundering program ("AML Program") that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (viii) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

     e. MARKETING MATERIALS. The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, a Trust, Creation Units or Shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to a Fund, Creation Units or Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for the Participant's internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Prospectus and in accordance with applicable laws and regulations) ("Marketing Materials"), except such Marketing Materials as may be furnished to the Participant by the Distributor and such other Marketing Materials as may be approved in writing by the Distributor. The Participant understands that the Funds may not be advertised or marketed as open-end investment companies (i.e., as mutual funds) that offer redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of beneficial interest in the applicable Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the applicable Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant or an affiliate of the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to a Fund (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Participant. The Participant acknowledges that the Trust, Distributor, Transfer Agent, the Trust's


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     investment adviser and their affiliates may disclose that the Participant is acting as an authorized participant with respect to a Trust's Shares and has entered into this Agreement.

6.   AUTHORIZED PERSONS.

     a. CERTIFICATION. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor, the Transfer Agent and the Trusts, duly certified as appropriate by its secretary or other duly authorized official, a certificate, in the form set forth in Attachment B (or pursuant to other documentation deemed acceptable by the Trusts, Transfer Agent or Distributor in their sole discretion) (the "Certificate"), setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such Certificate may be accepted and relied upon by the Transfer Agent, the Distributor and the Trusts as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, the Distributor and the Trusts of a superseding Certificate bearing a subsequent date.

     b. PERSONAL IDENTIFICATION NUMBER. The Transfer Agent or Distributor, as the case may be, shall issue to each Authorized Person a unique personal identification number ("PIN") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated.

     c. TERMINATION OF AUTHORITY. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Trusts and such notice shall be effective upon receipt by the Distributor, Transfer Agent and the Trusts.

     d. VERIFICATION. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN have been properly placed by an Authorized Person, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN as provided herein. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an Order is being placed by an Authorized Person.

7.   PAYMENT OF CERTAIN FEES AND TAXES.

     a. TRANSACTION FEES. In connection with the purchase or redemption of Creation Units, the Participant agrees to pay on behalf of itself or the Participant Client the Transaction Fee prescribed in the Prospectus as applicable to the Participant's transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus.

     b. OTHER FEES AND TAXES. In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Deposit Securities or Fund Securities. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, "Taxes") applicable to the purchase or redemption of any Creation Units made pursuant to this Agreement is imposed, the Participant shall be also responsible for the payment of any such Taxes regardless of whether or not such Taxes are imposed directly on the Participant. To the extent the Trusts, the Distributor or their agents pay any such Taxes or they are otherwise imposed, the Participant agrees to promptly indemnify and


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     pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This section shall survive the termination of this Agreement.

8.   INDEMNIFICATION.

     This Section 8 shall survive the termination of this Agreement.

     PARTICIPANT'S INDEMNIFICATION OF THE DISTRIBUTOR, TRANSFER AGENT AND TRUSTS. The Participant hereby agrees to indemnify and hold harmless the Distributor, Transfer Agent, Trusts and their respective subsidiaries, affiliates, directors, officers, partners, members, employees and agents, and each person, if any, who controls such persons within the meaning of
     Section 15 of the 1933 Act (each an "AP Indemnified Party") from and against any loss, liability, cost or expense suffered or incurred by such AP Indemnified Party resulting from, in connection with or arising out of
     (i) any breach by the Participant of any provision of this Agreement, (ii) any failure by Participant for any reason, fraudulent, negligent or otherwise, to comply with its obligations under this Agreement, (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations ("SROs"), in relation to its role as Participant, (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures (as may be amended from time to time) believed by the Distributor, the Transfer Agent and/or the Trusts to be genuine and to have been given by the Participant or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Funds, Trusts, Creation Units, Shares or any AP Indemnified Party that is not consistent with the applicable Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, Marketing Material or sales literature described in Section 5.e. hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Funds, Trusts, Creation Units, Shares or any AP Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of a Trust or the Distributor or is based upon any omission or alleged omission by a Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. Notwithstanding the foregoing, the Participant shall not have any obligation to indemnify any AP Indemnified Party under this Section 8 for any such losses, liabilities, damages, costs or expenses that are incurred as a result of, or in connection with, any gross negligence, bad faith or willful misconduct on the part of such AP Indemnified Party.

9.   LIMITATION OF LIABILITY.

     This Section 9 shall survive the termination of this Agreement.

     a. EXPRESS DUTIES. The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent. The parties understand and agree that each Trust is a limited a party to this Agreement for the sole purpose of accepting such Agreement. Accordingly, neither Trust has agreed to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and no implied covenants or obligations shall be read into this Agreement against either Trust.

     Each Trust's Declaration of Trust (as may be amended and/or restated) (each, a "Declaration of Trust") which is hereby referred to and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, provides that the name SPDR Series Trust and SPDR Index Shares Funds means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that to the extent the Trusts hereunder shall have been deemed to have obligations hereunder, such obligations shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trusts, personally, but shall bind only the trust property of the respective Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trusts and signed by an officer of the Trusts, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the respective Trust as provided in its Declaration of Trust.

     The Distributor and the Transfer Agent each agree that no provision in this
     Section 9 shall relieve such party from its obligations to a Trust under any servicing agreement that it has entered into with such Trust.

     b. LIMITED LIABILITY. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) losses incurred by the Participant or Participant Client as a result of unauthorized use of any PIN. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 1.h. above.

     c. FORCE MAJEURE. Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

     d. RELIANCE ON INSTRUCTIONS. The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

     e. NO ADVANCEMENT BY TRANSFER AGENT. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

     f. DATA ERRORS AND COMMUNICATION DELAYS. Neither the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

10. NOTICES. Except as otherwise specifically provided in this Agreement, all notices and amendments required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery,
     (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, (v) electronic mail (e-mail) or (vi) similar means of same day delivery. Unless otherwise notified in writing, all notices to the Trusts shall be given or sent as follows: State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: SPDR Series Trust and SPDR Index Shares Funds.

     All notices to the Participant, Distributor or Transfer Agent, as the case may be, shall be directed to the address, telephone, facsimile numbers or e-mail addresses indicated below the signature line of such party; provided, however, in the case of communications by the Distributor or Transfer Agent to the Participant with respect to any Order as detailed in the Procedures, the Distributor and Transfer Agent shall contact an Authorized Person or other Participant designee at such telephone number, e-mail address or facsimile number provided by such person.

11. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trust and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated by a Trust in the event of a breach of this Agreement or the Procedures described herein by the Participant or (ii) in the event that a Trust is terminated for any reason; provided, however, this Agreement shall only be deemed to be terminated with respect to the terminated Trust.

     This Agreement may be amended by the Trusts from time to time by the following procedure: the Trusts will provide a copy of any such amendment to the Distributor, the Transfer Agent and the Participant. If neither the Distributor, the Transfer Agent nor the Participant objects in writing to the amendment within ten (10) days, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Trusts reserve the right to revise the Procedures or issue additional procedures relating to the manner of creating or redeeming Creation Units and the Participant, the Transfer Agent and the Distributor each agree to comply with such Procedures as may be issued from time to time.

12. ENTIRE AGREEMENT. This Agreement and the Procedures, which are hereby incorporated herein by reference, supersede any prior agreement between or among the parties with respect to the subject matter contained herein and constitute the entire agreement among the parties regarding the matters contained herein.

13. ASSIGNMENT. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.

14. SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

16. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the Commonwealth of Massachusetts having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

17. TRUST AS THIRD PARTY BENEFICIARY. The parties understand and agree that the Trusts, as third party beneficiaries to this Agreement, are entitled and intend to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the applicable Trust.

18. INTERPRETATION. Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

                          See next page for signatures

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of ________________________, 2009.

                                        STATE STREET GLOBAL MARKETS, LLC


                                        BY:
                                            ------------------------------------
                                        PRINTED NAME: Fred Menis
                                        TITLE: Vice President
                                        ADDRESS:   One Lincoln Street
                                                   Boston, MA 02111
                                        TELEPHONE: (617) 664-6278
                                        FACSIMILE: (617) 664-1860


                                        STATE STREET BANK AND TRUST COMPANY


                                        BY:
                                            ------------------------------------
                                        PRINTED NAME: Joseph C. Antonellis
                                        TITLE: Vice Chairman
                                        ADDRESS:   P.O. Box 5049
                                                   Boston, MA 02206-5049
                                        TELEPHONE: (617) 662-3909
                                        FACSIMILE: (617) 662-3805


                                        PARTICIPANT:


                                        NAME:
                                              ----------------------------------
                                        NSCC#:
                                               ---------------------------------
                                        TAX ID#:
                                                 -------------------------------


                                        BY:
                                            ------------------------------------
                                        PRINTED NAME:
                                                      --------------------------
                                        TITLE:
                                               ---------------------------------
                                        ADDRESS:
                                                 -------------------------------
                                        TELEPHONE:
                                                   -----------------------------
                                        FACSIMILE:
                                                   -----------------------------
                                        E-MAIL:
                                                --------------------------------

                                        ACCEPTED BY:

                                        SPDR SERIES TRUST AND
                                        SPDR INDEX SHARES FUNDS, SEVERALLY AND
                                        NOT JOINTLY


                                        BY:
                                            ------------------------------------
                                        PRINTED NAME: Gary L. French
                                        TITLE: Treasurer

                                  ATTACHMENT A

     This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund ("Creation Orders") and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund ("Redemption Orders," and together with Creation Orders, "Orders").

     A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trusts of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number ("PIN") to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.   Orders by Telephone.

     a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund's order form ("Order Form") not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the "Order Cut-Off Time") to receive an Order Number. Non-standard Orders generally must be arranged with a Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

     Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

     NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS' SIGNATURES AND TRANSMITTED BY FACSIMILE.

     b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

     c. Await Receipt of Confirmation.

          (i) Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

          (ii) Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the applicable Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

     d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.   Election to Place Orders by Internet.

     a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet ("Web Order Site" or "Fund Connect"), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the "Fund Connect Agreement") and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street's provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User

     Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trusts, the Transfer Agent, the Distributor or their respective agents.

     b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trusts, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant's own discretion and risk.

     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED "AS IS," "AS AVAILABLE" WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUSTS, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

     c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3. Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trusts by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trusts may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4. Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the applicable Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with such Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 125% of the market value of any undelivered Deposit Securities (the "Additional Cash Deposit"). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the applicable Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with such Trust at least equal to 125% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, such Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the applicable Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The applicable Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The applicable Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

                                  ATTACHMENT B

                               AUTHORIZED PERSONS

                                SPDR SERIES TRUST
                             SPDR INDEX SHARES FUNDS

     The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between State Street Global Markets, LLC, State Street Bank and Trust Company and



------------------------------------,     --------------------------------------
Participant Name                            NSCC #

                                               TELEPHONE     E-MAIL     CITY OF
  NAME(1)          TITLE(1)     SIGNATURE(1)   NUMBER(2)   ADDRESS(2)   BIRTH(2)
-------------   -------------   ------------   ---------   ----------   --------


Date:
      --------------------------------------
Certified By (Signature):
                          ------------------
Print Name:
            --------------------------------
Title:
       -------------------------------------

----------
(1)  Required information.

(2)  Required information to use the Web Order Site.


                                       B-1